UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2019 (July 30, 2019)
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Capital Market

Item 1.01    Entry into a Material Definitive Agreement.

On July 30, 2019, Exicure, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC., as representative of the several underwriters named therein (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 27,500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $2.00 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 4,125,000 shares of Common Stock at the Offering Price (the “Underwriter Option”), which the Underwriters exercised in full. The gross proceeds to the Company, before deducting the underwriting discount and estimated expenses associated with the Offering, were approximately $63.3 million. The closing of the Offering occurred on August 2, 2019, following the satisfaction of customary closing conditions.
The Common Stock was offered and sold pursuant to a prospectus dated July 24, 2019 and a prospectus supplement dated July 31, 2019, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-230175) (as amended, the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on July 24, 2019.
The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01    Other Events.
As previously announced by the Company, the Company’s Common Stock commenced trading on the Nasdaq Capital Market on July 31, 2019.
On July 30, 2019, July 31, 2019 and August 2, 2019, the Company issued press releases announcing the launch, pricing and closing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2019, between the Company and Guggenheim Securities, LLC, as representative of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release dated July 30, 2019 announcing the launch of the Offering.

99.2	Press release dated July 31, 2019 announcing the pricing of the Offering.

99.3	Press release dated August 2, 2019 announcing the closing of the Offering.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer